EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on this Form S-8 of MIND C.T.I. Ltd. of our report dated March 1, 2012, relating to the financial statements of MIND C.T.I. Ltd. and subsidiaries for the year ended December 31, 2011, which report appears in the Current Report on Form 6-K of MIND C.T.I. Ltd. filed with the Securities and Exchange Commission on March 5, 2012.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

May 8, 2012